Exhibit 99.1

Press Release

For more information contact:

Media Relations: Judy DeRango Wicks Vice President, Communications Fiserv, Inc. 678-375-1595 judy.wicks@fiserv.com	Investor Relations: Eric Nelson Vice President, Investor Relations Fiserv, Inc. 262-879-5350 eric.nelson@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2013 Results

Adjusted revenue growth of 6 percent;

Adjusted EPS increases 13 percent to $1.33;

Free cash flow increases 28 percent to $232 million;

Full year growth guidance affirmed

Brookfield, Wis., April 30, 2013 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2013. The company acquired Open Solutions Inc. (“Open Solutions”), a leading provider of collaborative, enterprise account processing technology for financial institutions, on January 14, 2013 and sold its fitness club business (“Club Solutions”) on March 14, 2013. Accordingly, the results for Open Solutions have been included since the acquisition date, and the financial results of Club Solutions are reported as discontinued operations for all periods presented.

GAAP revenue in the quarter was $1.15 billion compared with $1.10 billion in the first quarter of 2012. Adjusted revenue was $1.08 billion in the first quarter compared with $1.02 billion in 2012, an increase of 6 percent.

GAAP earnings per share from continuing operations for the first quarter was $0.87, which included merger and integration expenses attributed to the Open Solutions acquisition of $0.19 per share, compared with $0.94 in the first quarter of 2012. Adjusted earnings per share from continuing operations in the first quarter increased 13 percent to $1.33 compared with $1.18 in the comparable quarter of 2012.

Press Release

“Our first quarter results are in line with expectations, and we are on-track to achieve our targeted results for the year,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We are pleased with our progress on the integration of Open Solutions and the positive client reaction to our broad array of leading solutions.”

First Quarter 2013

•	Adjusted revenue grew 6 percent in the quarter to $1.08 billion compared with $1.02 billion in the prior year period.

•	Adjusted internal revenue growth in the quarter was flat, with 2 percent growth in the Payments segment offset by a 2 percent decline in the Financial segment.

•	Adjusted earnings per share increased 13 percent to $1.33 in the first quarter compared with $1.18 in the prior year period.

•	Free cash flow grew 28 percent in the quarter to $232 million compared with $181 million in the prior year period.

•	Adjusted operating margin decreased 30 basis points in the quarter to 28.4 percent compared with the prior year period.

•	Sales performance in the quarter increased 25 percent over the first quarter of 2012.

•

On January 14, 2013 the company acquired Open Solutions, adding 3,300 clients, including 800 new account processing clients, the majority of which are on DNA™, a real-time, open technology account processing platform. During the quarter, the company signed five new DNA clients, the most in any quarter since 2011.

•

The company repurchased 0.8 million shares of common stock for $67 million in the first quarter and, as of March 31, 2013, had approximately 4.8 million shares remaining under its current share repurchase authorization.

•	The company signed 90 Mobiliti™ clients in the quarter and has added nearly 1,500 mobile banking clients to date.

•	The company signed 89 Popmoney® clients to the payment network in the quarter, which now includes more than 1,900 financial institutions.

•	The company signed 78 electronic bill payment clients and 36 debit processing clients in the quarter.

Outlook for 2013

Fiserv continues to expect 2013 adjusted revenue growth to be in excess of 10 percent and adjusted internal revenue growth to be in a range of 3 to 4 percent. Adjusted earnings per share has been revised for the Club Solutions divestiture and is expected to be in a range of $5.84 to $6.03, which represents growth of 15 to 19 percent over 2012.

“We anticipate sequentially stronger performance this year as we benefit from the onboarding of new sales and the Open Solutions acquisition,” said Yabuki.

Press Release

Earnings Conference Call

The company will discuss its first quarter 2013 results on a conference call and webcast at 4 p.m. CT on Tuesday, April 30, 2013. To register for the event, go to www.fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leading global technology provider serving the financial services industry, driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, operating margin, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share,” “adjusted operating margin,” and “free cash flow” in this earnings release. Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, merger costs, certain integration expenses related to acquisitions and certain discrete tax benefits. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding all acquired revenue and postage reimbursements in our Output Solutions business and includes deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue, adjusted internal revenue, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers; legislative and regulatory actions in the United States and internationally, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations; the company’s ability to successfully integrate acquisitions, including Open Solutions, into its operations; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue
Processing and services	$966	$898
Product	186	199

Total revenue	1,152	1,097

Expenses
Cost of processing and services	522	494
Cost of product [1]	190	159
Selling, general and administrative	229	205

Total expenses [1]	941	858

Operating income	211	239
Interest expense—net	(41)	(43)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	170	196
Income tax provision	(58)	(67)
Income from investment in unconsolidated affiliate	5	3

Income from continuing operations [1]	117	132
Income (loss) from discontinued operations [2]	—	—

Net income	$117	$132

GAAP earnings per share—diluted:
Continuing operations [1]	$0.87	$0.94
Discontinued operations [2]	—	—

Total [3]	$0.86	$0.94

Diluted shares used in computing earnings per share	135.1	140.5

[1]

The results for 2013 include the acquisition of Open Solutions since January 14, 2013. The company incurred merger and integration expenses attributed to the acquisition of $40 million, or $0.19 per share, in the first quarter of 2013 (see page 6).

[2]

The company divested its Club Solutions business on March 14, 2013. Accordingly, the financial results of Club Solutions are reported as discontinued operations for all periods presented. Club Solutions revenue for the full year of 2012 was $46 million.

[3]	Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2013	2012
GAAP income from continuing operations	$117	$132
Adjustments:
Merger and integration costs [1]	40	3
Severance costs	9	12
Amortization of acquisition-related intangible assets	48	40
Tax impact of adjustments [2]	(34)	(20)

Adjusted income from continuing operations	$180	$167

GAAP earnings per share—continuing operations	$0.87	$0.94
Adjustments—net of income taxes:
Merger and integration costs [1]	0.19	0.01
Severance costs	0.04	0.06
Amortization of acquisition-related intangible assets	0.23	0.18

Adjusted earnings per share	$1.33	$1.18

[1]

The 2013 increase in merger and integration costs is attributed to the acquisition of Open Solutions. During the first quarter, the company decided that it would replace its existing Acumen® account processing platform with DNA, an Open Solutions account processing platform, which resulted in a $30 million non-cash impairment charge in the quarter.

[2]	The tax impact is calculated using tax rates of 35 percent and 36 percent in 2013 and 2012, respectively, which approximate the company’s annual effective tax rates for the applicable periods.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended
	March 31,
	2013	2012
Total Company
Revenue	$1,152	$1,097
Output Solutions postage reimbursements	(74)	(74)
Open Solutions deferred revenue adjustment	6	—

Adjusted revenue	$1,084	$1,023

Operating income	$211	$239
Merger and integration costs	40	3
Severance costs	9	12
Amortization of acquisition-related intangible assets	48	40

Adjusted operating income	$308	$294

Operating margin	18.3%	21.8%
Adjusted operating margin	28.4%	28.7%
Payments and Industry Products (“Payments”)
Revenue	$617	$608
Output Solutions postage reimbursements	(74)	(74)

Adjusted revenue	$543	$534

Operating income	$166	$158

Operating margin	26.8%	26.0%
Adjusted operating margin	30.5%	29.6%
Financial Institution Services (“Financial”)
Revenue	$549	$501
Open Solutions deferred revenue adjustment	6	—

Adjusted revenue	$555	$501

Operating income	$161	$151
Merger and integration costs	4	—

Adjusted operating income	$165	$151

Operating margin	29.3%	30.2%
Adjusted operating margin	29.8%	30.2%
Corporate and Other
Revenue	$(14)	$(12)

Operating loss	$(116)	$(70)
Merger and integration costs	36	3
Severance costs	9	12
Amortization of acquisition-related intangible assets	48	40

Adjusted operating loss	$(23)	$(15)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$117	$132
Adjustment for discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	49	47
Amortization of acquisition-related intangible assets	48	40
Share-based compensation	14	14
Deferred income taxes	(7)	(1)
Non-cash impairment charge	30	—
Other non-cash items	(10)	(7)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	27	18
Prepaid expenses and other assets	(32)	(5)
Accounts payable and other liabilities	(4)	(9)
Deferred revenue	(10)	5

Net cash provided by operating activities	222	234

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(58)	(58)
Payment for acquisition of business, net of cash acquired	(16)	—

Net cash used in investing activities	(74)	(58)

Cash flows from financing activities
Proceeds from long-term debt	1,011	—
Repayments of long-term debt	(1,149)	—
Issuance of treasury stock	13	35
Purchases of treasury stock	(67)	(243)
Other financing activities	4	4

Net cash used in financing activities	(188)	(204)

Change in cash and cash equivalents	(40)	(28)
Net cash flows from discontinued operations	38	2
Beginning balance	358	337

Ending balance	$356	$311

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$356	$358
Trade accounts receivable – net	674	661
Deferred income taxes	59	42
Prepaid expenses and other current assets	364	349
Assets of discontinued operations	—	33

Total current assets	1,453	1,443
Property and equipment – net	258	248
Intangible assets – net	2,252	1,744
Goodwill	5,231	4,705
Other long-term assets	369	357

Total assets	$9,563	$8,497

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$766	$721
Current maturities of long-term debt	2	2
Deferred revenue	422	379
Liabilities of discontinued operations	—	3

Total current liabilities	1,190	1,105
Long-term debt	4,047	3,228
Deferred income taxes	711	638
Other long-term liabilities	118	109

Total liabilities	6,066	5,080
Shareholders’ equity	3,497	3,417

Total liabilities and shareholders’ equity	$9,563	$8,497

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

(In millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended March 31, 2013
Payments Segment	2%
Financial Segment	(2%)

Total Company	0%

[1]

Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year period. Acquired revenue was $65 million which was all in the Financial segment.

	Three Months Ended March 31,
Free Cash Flow [2]	2013	2012
Net cash provided by operating activities	$222	$234
Capital expenditures	(58)	(58)
Other adjustments [3]	68	5

Free cash flow	$232	$181

[2]

Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; and other items which management believes may not be indicative of the future free cash flow of the company.

[3]

The increase in “other adjustments” in 2013 over the prior year period is primarily due to $40 million of cash payments incurred in the first quarter for transaction expenses and certain transaction-related liabilities assumed on the opening balance sheet, related to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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